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EXHIBIT 23.3





CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated March 19, 2004, relating to the consolidated financial statements of Genius Products, Inc., and to the reference to our firm under the caption "Experts" in the Prospectus of Genius Products, Inc. for the registration of 19,780,401 shares of its common stock.


/s/ CACCIAMATTA ACCOUNTANCY CORPORATION

Irvine, California
April 29, 2005